EXHIBIT 10.2

AMENDED AND RESTATED FORBEARANCE AGREEMENT

This AMENDED AND RESTATED FORBEARANCE AGREEMENT (this “Agreement”) is made and entered into as of November 4, 2010, by and among ANGIOTECH PHARMACEUTICALS, INC., a corporation organized under the laws of the Province of British Columbia, Canada (“Parent”), each of Parent’s Subsidiaries identified as a “Borrower” on the signature pages hereof (such Subsidiaries, each a “Borrower”, and collectively, jointly and severally, the “Borrowers”), the Lenders (as defined in the Credit Agreement referred to below) listed on the signature pages hereof and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company formerly known as Wells Fargo Foothill, LLC, in its capacity as arranger and administrative agent (“Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Parent, the Borrowers, the Agent and the Lenders are parties to that certain Credit Agreement, dated as of February 27, 2009 (as amended, supplemented or modified, the “Credit Agreement”);

WHEREAS, the Parent has notified Agent and the Lenders that the Defaults and Events of Default set forth on Schedule I hereto either have occurred or may occur under the Credit Agreement (each a “Designated Default” and, collectively, the “Designated Defaults”);

WHEREAS, under the terms of the Credit Agreement, it is a condition to the applicable Lenders continuing to make Advances to the Borrowers that, among other things, no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall result from the making thereof;

WHEREAS, the Borrowers have requested that the Lenders with a Revolver Commitment continue to fund requested Advances notwithstanding the existence of any Designated Default and that Agent and the Lenders forbear from exercising their rights and remedies under the Credit Agreement, the other Loan Documents and applicable law notwithstanding the existence of any Designated Default, all of which Agent and the Lenders are willing to do on the terms and conditions set forth in this Agreement;

WHEREAS, the Parent, the Borrowers, the Agent and the Lenders are parties to that certain Forbearance Agreement dated as of September 30, 2010 (the “Existing Forbearance Agreement”), pursuant to which the Agent and the Lenders agreed to forbear from taking any action or commencing any proceedings with respect to the enforcement of any of its or their rights or remedies under the Loan Documents or applicable law as a result of certain of the Designated Defaults; and

WHEREAS, the Parent, the Borrowers, the Agent and the Lenders agree to amend and restate the Existing Forbearance Agreement on and subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree that the Existing Forbearance Agreement is hereby amended and restated in its entirety as follows:

Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2. Acknowledgments. Each of the above recitals is expressly incorporated herein and is represented by the Parent and each Borrower to be true and correct. Without limiting the foregoing, the Parent and each Borrower acknowledges and agrees that, but for the effectiveness of this Agreement, (a) the Designated Defaults would occur and be continuing, (b) the existence of the Designated Defaults would relieve the applicable members of the Lender Group from any obligation to extend any Advance or provide any other credit under the Credit Agreement or any other Loan Documents, and (c) the existence of the Designated Defaults would permit the Lender Group, as applicable, to, among other things, (i) suspend or terminate any commitment to provide Advances or provide any other credit under the Credit Agreement or any other Loan Document, (ii) accelerate all or any portion of the Obligations, (iii) charge interest on any and all of the Obligations at the default rate applicable under the Section 2.6(c) of the Credit Agreement, (iv) commence any legal or other action to collect any or all of the Obligations from the Borrowers, any other Loan Party and/or any Collateral, (v) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral, and/or (vi) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the other Loan Documents or applicable law.

Section 3. Reaffirmation of Obligations, etc. The Parent and each Borrower hereby acknowledges that the Loan Documents and the Obligations constitute the valid and binding obligations of each such Person enforceable against each such Person in accordance with their respective terms, and the Parent and each Borrower hereby reaffirms its obligations under the Loan Documents. Agent’s and the Lenders’ entry into this Agreement or any of the documents referenced herein, their negotiations with any party with respect to any Loan Document, their conduct of any analysis or investigation of the operations of the Parent, any Borrower, any Collateral or any Loan Document, their acceptance of any payment from the Parent, any Borrower or any other party of any payments made prior to or after the date hereof, their making of any Advance or other extension of credit prior to or after the date hereof, or any other action or failure to act on the part of any member of the Lender Group shall not, except as expressly provided herein, (a) constitute a modification of any Loan Document, (b) constitute a waiver of any condition, Default or Event of Default under the Credit Agreement, including, without limitation, any Designated Default, or a waiver of any term or provision of any Loan Document, (c) excuse any Loan Party from any of its obligations under any of the Loan Documents, or (d) toll the running of any time periods applicable to any rights and remedies of the Lender Group or any member thereof, including, without limitation, any grace periods with respect to any Defaults under the Loan Documents or otherwise. The Parent and each Borrower agrees that it will not assert laches, waiver or any other defense to the enforcement of any of the Loan Documents based upon any agreement or action by any member of the Lender Group referenced in, set forth in or contemplated by, this Agreement.

Section 4. Forbearance and Agreement to Continue to Lend. During the Forbearance Period (as defined below): (a) the Lender Group shall not take any action or commence any proceedings with respect to the enforcement of any of its rights or remedies under the Loan Documents or applicable law as a result of any Designated Default; and (b) the Lenders with Revolver Commitments shall, notwithstanding the existence of the Designated Defaults, continue to fund Advances (and extend any other credit provided for under the Credit Agreement) but subject to all other applicable provisions of the Credit Agreement.

“Forbearance Period” shall mean the period commencing upon the Effective Date and continuing until the earliest to occur of: (i) other than the Designated Defaults, any Event of Default (including any Event of Default arising from the failure to make the interest payment due October 1, 2010 on the Senior Subordinated Notes, including, without limitation, the acceleration of all or any of the Senior Notes or the taking of any action by any Indenture Trustee or any holder of any of the Senior Notes to obtain payment of all or any of the Senior Notes); (ii) any Material Adverse Change since the date of this Agreement and (iii) the Specified Date.

“Specified Date” shall mean April 30, 2011.

Section 5. Rights Upon Termination of Forbearance Period. The Parent and each Borrower acknowledges and agrees that upon the termination of the Forbearance Period as provided in Section 4 hereof, Agent, on behalf of the Lender Group, shall be entitled to exercise any or all of its remedies available under the Loan Documents or applicable law.

Section 6. Representations and Warranties. In order to induce Agent and the Lenders to enter into this Agreement, the Parent and each Borrower hereby represents and warrants that:

6.01 No Default. At and as of the date of this Agreement and at and as of the Effective Date, other than the Designated Defaults, no Default or Event of Default exists.

6.02 Representations and Warranties True and Correct. At and as of the date of this Agreement, and after giving effect to this Agreement, except for the existence of the Designated Defaults, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents, is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall only be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such earlier date).

6.03 Corporate Power, Etc. The Parent and each Borrower (a) has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.04 Binding Effect. This Agreement has been duly executed and delivered by the Parent and each Borrower and constitutes the legal, valid and binding obligation of each such Person, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.05 No Duress. This Agreement has been entered into without force or duress, of the free will of the Parent and each Borrower. The Parent’s and each Borrower’s decision to enter into this Agreement is a fully informed decision and such Person is aware of all legal and other ramifications of such decision.

6.06 Counsel. The Parent and each Borrower has read and understands this Agreement, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

Section 7. Conditions. This Agreement shall be effective as of October 31, 2010 (the “Effective Date”) upon the fulfillment, in a manner satisfactory to Agent of all of the following conditions precedent set forth in this Section 7:

7.01 Execution of Documents. Agent shall have received (a) a copy of this Agreement duly executed by Parent, the Borrowers, Agent and the Lenders, and (b) a copy of the Consent and Affirmation set forth as Exhibit A to this Agreement duly executed by the Guarantors.

7.02 Representations and Warranties. As of the Effective Date, the representations and warranties set forth in Section 6 hereof shall be true and correct.

7.03 Forbearance Fee. The Borrowers shall have paid to Agent, for its sole and separate account, a fully earned and nonrefundable forbearance fee equal to $50,000.

7.04 Compliance with Terms. The Loan Parties shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by any Loan Party in connection herewith.

Section 8. Release and Covenant Not to Sue.

8.01 The Parent and each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender Group, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Parent or any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising at any time on or prior to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown, and in each case, arising for or on account of, in relation to, or in any way in connection with, any of the Credit Agreement, any other Loan Document and/or the transactions thereunder or related thereto. It is the intention of the Parent and each Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under any applicable law, which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

8.02 The Parent and each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. The Parent and each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

8.03 The Parent and each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by the Parent or such Borrower pursuant to the above release. If the Parent, any Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, the Parent and each Borrower, for itself and its successors, assigns and legal representatives, agrees, jointly and severally, to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

Section 9. Miscellaneous.

9.01 Continuing Effect. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

9.02 No Waiver. This Agreement is limited as specified and the execution, delivery and effectiveness of this Agreement shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.

9.03 References.

(a) From and after the Effective Date, the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed modified hereby to the extent necessary, if any, to give effect to the provisions of this Agreement.

(b) From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as modified hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as modified hereby.

9.04 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.05 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.

9.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and Agent.

9.07 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.08 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrowers, the Lenders and Agent and their respective successors and assigns; provided, however, that no rights or obligations of the Parent or any Borrower under this Agreement shall be assigned or delegated without the prior written consent of Agent.

9.09 Expenses. The Borrowers agree to pay Agent upon demand for all Lender Group Expenses incurred by Agent in connection with the preparation, negotiation and execution of this Agreement and any document required to be furnished herewith.

9.10 Submission of Agreement. The submission of this Agreement to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or any Lender to take or refrain from taking any action contemplated hereby and this Agreement shall have no binding force or effect until all of the conditions to the effectiveness of this Agreement have been satisfied as set forth herein.

9.11 Modification. This Agreement may not be amended, waived or modified in any manner without the written consent of the party against whom the amendment, waiver or modification is sought to be enforced.

9.12 Existing Forbearance Agreement. This Agreement supersedes in all respects the Existing Forbearance Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ANGIOTECH PHARMACEUTICALS, INC., as Parent

By:	/s/ Jay Dent
Title: Vice President, Finance

AFMEDICA, INC., as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC., as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

ANGIOTECH AMERICA, INC., as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

[Signature Page to Amended and Restated Forbearance Agreement]

ANGIOTECH BIOCOATINGS CORP., as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

ANGIOTECH PHARMACEUTICALS (US), INC., as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

B.G. SULZLE, INC., as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

MANAN MEDICAL PRODUCTS, INC., as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

[Signature Page to Amended and Restated Forbearance Agreement]

MEDICAL DEVICE TECHNOLOGIES, INC., as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

NEUCOLL, INC., as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

QUILL MEDICAL, INC., as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

SURGICAL SPECIALTIES CORPORATION, as a Borrower

By:	/s/ K. Thomas Bailey
Title: President

[Signature Page to Amended and Restated Forbearance Agreement]

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:	/s/ Dennis J. Rebman
Title: Vice President

[Signature Page to Amended and Restated Forbearance Agreement]

SCHEDULE I

DESIGNATED DEFAULTS

1.	Default arising under Section 8.7 of the Credit Agreement as a result of Parent’s failure to make the interest payment due October 1, 2010 on the Senior Subordinated Notes on a timely basis.

2.	Event of Default arising under Section 8.13 of the Credit Agreement as a result of Parent’s failure to make the interest payment due October 1, 2010 on the Senior Subordinated Notes on a timely basis.

3.

Default or Event of Default arising under Section 8.8 of the Credit Agreement as a result of Parent’s and Borrowers’ inability to make the representation and warranty set forth in Section 4.7 of the Credit Agreement due to the existence of that certain case filed in the United States District Court for the Middle District of North Carolina on October 1, 2010 and captioned QSR Holdings, Inc. v. AngioTech Pharmaceuticals, Inc., AngioTech Pharmaceuticals (US), Inc. and Quill Medical, Inc., 1:10-cv-754, the Demand for Arbitration filed by QSR Holdings, Inc. against the same defendants, and other litigation among the litigants in such case in connection with the Agreement and Plan of Merger, dated May 25, 2006, by and among Parent, Angiotech Pharmaceuticals, Inc., Quaich Acquisition, Inc. and Quill Medical, Inc. (collectively, the “Quill Litigation”).

4.

Default or Event of Default arising under Section 8.8 of the Credit Agreement as a result of Parent’s and Borrowers’ inability to make the representation and warranty set forth in Section 4.9 of the Credit Agreement due to (a) the existence of the Quill Litigation and (b) Parent’s failure to make the interest payment due October 1, 2010 on the Senior Subordinated Notes on a timely basis.

5.

Event of Default arising under Section 8.2 of the Credit Agreement as a result of Parent’s and Borrowers’ failure to comply with Section 5.1 of the Credit Agreement due to Parent’s inability to deliver audited financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2010 without a “going concern” qualification or exception.

EXHIBIT A

CONSENT AND REAFFIRMATION

In connection with the foregoing Amended and Restated Forbearance Agreement (the “Agreement”), each of the undersigned, being a Guarantor (as defined in the Credit Agreement referenced in the Agreement) under the Guaranty (as defined in the Credit Agreement referenced in the Agreement), hereby (i) acknowledges and agrees to the terms of the Agreement, (ii) makes each acknowledgment of the Parent and the Borrowers set forth in Section 2 of the Agreement and agrees that each such acknowledgment of the Parent and the Borrowers is binding upon such Guarantor, and (iii) confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Agreement, each reference in such Guaranty to the Credit Agreement (as defined in the Agreement), “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by the Agreement. Although Agent and the Lenders have informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that neither the Lender Group nor the Bank Product Providers have any duty under the Credit Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

Each Guarantor hereby absolutely and unconditionally releases and forever discharges each Released Party (as defined in the Agreement), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising at any time on or prior to and including the date of the Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown, and in each case, arising for or on account of, in relation to, or in any way in connection with, any of the Credit Agreement, any Guaranty, any other Loan Document and/or the transactions thereunder or related thereto. It is the intention of each Guarantor in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under any applicable law, which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

Each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Guarantor pursuant to the above release. If any Guarantor or any of its successors, assigns or other legal representations violates the foregoing covenant, such Guarantor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, each Guarantor has executed this Consent and Reaffirmation on and as of the date of the Agreement.

ANGIOTECH PHARMACEUTICALS, INC., a corporation organized under the laws of the Province of British Columbia, Canada

By:	/s/ Jay Dent
Title: SVP, Finance

0741693 B.C. LTD., a corporation organized under the laws of the Province of British Columbia, Canada

By:	/s/ Jay Dent
Title: President

ANGIOTECH FLORIDA HOLDINGS, INC., a Delaware corporation

By:	/s/ K. Thomas Bailey
Title: President

ANGIOTECH INTERNATIONAL HOLDINGS, CORP., a corporation organized under the laws of the Province of Nova Scotia, Canada

By:	/s/ Jay Dent
Title: President